SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2004

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio 44143

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
PRESS RELEASE

Item 5. Other Events and Regulation FD Disclosure.

On June 15, 2004, The Progressive Corporation (the “Company”) entered into an uncommitted Line of Credit with National City Bank in the principal amount of $100 million. The Company entered into the Line of Credit as part of a contingency plan to provide a source of liquidity if an event interrupts the Company’s ability to receive or transfer funds. A copy of the Line of Credit is attached hereto as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 18, 2004

THE PROGRESSIVE CORPORATION

	By:	/s/ Jeffrey W. Basch

	Name:	Jeffrey W. Basch
	Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.
Under Reg.	Form 8-K
S-K Item 601	Exhibit No.	Description
99	99	Commercial Note: Demand Line of Credit with National City Bank dated June 15, 2004